EX-99.1
2010 EXECUTIVE MANAGEMENT CASH COMPENSATION PLAN
ART TECHNOLOGY GROUP, INC. (“ATG”)
2010 EXECUTIVE MANAGEMENT CASH COMPENSATION PLAN
     The following Named Executive Officers of ATG are eligible to participate in this Plan, subject to the execution by the Named Executive Officer of the Terms and Conditions of Participation set forth as Exhibit A to this Plan. The base salaries and target cash incentive compensation payouts for the indicated periods and the applicable performance metrics for each executive officer are as follows:

		TARGET CASH INCENTIVE COMPENSATION
		PAYOUT (AT 100%
	BASE	OF PERFORMANCE
TITLE	SALARY	METRICS)	PERFORMANCE METRICS
CEO	$400,000	$375,000 per annum	40% ATG Adjusted Operating Profit;
			40% ATG Adjusted Revenue;

			20% MBOs.

CFO	$275,000	$135,000 per annum	30% ATG Adjusted Operating Profit;
			30% ATG Adjusted Revenue;
			20% Cash Management;
			20% MBOs.

SVP WORLDWIDE SALES	$240,000	$66,000 per quarter	40% ATG Adjusted Revenue;

			60% Bookings (defined below) consisting of worldwide (i) License and OnDemand Bookings: and (ii) Optimization Services.

		$66,000 per annum	100% ATG Adjusted Operating Profit.

		TARGET CASH INCENTIVE COMPENSATION
		PAYOUT (AT 100%
	BASE	OF PERFORMANCE
TITLE	SALARY	METRICS)	PERFORMANCE METRICS
SVP PRODUCTS & TECHNOLOGY	$260,000	$130,000 per annum	35% ATG Adjusted Operating Profit;
			35% ATG Adjusted Revenue;
			30% MBOs.

SVP SERVICES	$240,000	$22,000 per quarter	20% OnDemand & Optimization Services Margin %
			20% OnDemand & Optimization Services Revenue
			20% Worldwide Customer Service & Support Revenue
			20% Professional Services & Education Revenue
			20% Professional Services & Education Margin %

		$22,000 per annum	100% ATG Adjusted Operating Profit
1.	No cash incentive compensation will be paid for the annual period unless ATG achieves, at minimum, 50% of its Adjusted Operating Profit goal for 2010.

2.	“ATG Adjusted Revenue” means GAAP revenue less license revenue plus product license bookings. The payout percent is determined using the Adjusted Revenue Payout Table.

3.	“Adjusted Operating Profit” means ATG Adjusted Revenue less GAAP cost of sales and operating expenses, but excluding stock based compensation expenses, restructuring charges and non-cash income tax expenses/benefits, if applicable. The payout percent is determined using the Adjusted Operating Profit Table.

4	“OnDemand & Optimization Services Revenue” means GAAP revenue for the OnDemand and Optimization Services lines of business.

5.	“Bookings” consists of “License and OnDemand Bookings” and/or “Optimization Bookings” for the applicable executive in the specified geographic territory. “License and OnDemand Bookings” means ATG license and OnDemand revenue recognized plus the change in deferred ATG license revenue and the value of new customer OnDemand contracts up to 12 months in duration. “Optimization Bookings” means the value of new committed monthly recurring revenue for ATG Optimization Services. The payout percent in each case is determined using the applicable Bookings Table.